UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2026

TAP Real Estate Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	RWAX	OTCID

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On September 9, 2026, TAP Real Estate Technologies, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Alpenhaus Resort, LLC (“Alpenhaus”) for the purchase of a 2% equity interest in Alpenhaus. The Company previously entered into an Option Agreement with Wasatch Springs Management Holdings, LLC (“Wasatch Springs”) for an option to purchase the Zermatt Resort in Midway, Utah. Pursuant to the Subscription Agreement, the Company transferred the Option Agreement to Alpenhaus in exchange for 2% of the limited liability company membership interests in Alpenhaus. On September 9, 2026, Alpenhaus closed on the purchase of the Zermatt Resort from Wasatch Springs.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Technology Services Agreement

On September 9, 2026, the Company entered into a Technology Services Agreement with Alpenhaus to provide digital infrastructure and strategic technology services to the Zermatt Resort (the “Tech Services Agreement”). As part of the Tech Services Agreement, the Company will also provide Alpenhaus with access to the Company’s real estate technology platform.

Pursuant to the Tech Services Agreement, Alpenhaus has agreed to pay the Company an upfront technology platform fee of $60,000 payable within three business days of execution of the agreement and $6,000 per month for the ongoing provision of the services. The initial term of the Tech Services Agreement is one year. The term of the agreement will automatically renew in one-year increments after the initial term unless either party provides 90 days’ notice of non-renewal. Either party may terminate the agreement for cause if a material breach is not cured within 30 days of notice of such breach. The Tech Services Agreement also grants the Company the exclusive rights to any tokenization services related to the Zermatt Resort. Any tokenization services provided by the Company to Alpenhaus would be performed pursuant to a separate agreement.

The foregoing description of the Tech Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Tech Services Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On September 10, 2026, the Company issued a press release announcing the Subscription Agreement and the Tech Services Agreement.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section or Sections 11 and 12 (a)(2) of the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Subscription Agreement between the Company and Alpenhaus dated effective as of September 9, 2026.
10.2	Technology Services Agreement between the Company and Alpenhaus dated effective as of September 9, 2026.
99.1	Press Release of the Company dated September 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 2026	TAP Real Estate Technologies, Inc.

	By:	/s/ Gregory Hopkins
Gregory Hopkins, CEO